Exhibit 99.1

FOR IMMEDIATE RELEASE

HYDE PARK ACQUISITION CORP. FILES PRELIMINARY PROXY
IN CONNECTION WITH PROPOSED MERGER WITH ESSEX CRANE RENTAL CORP.

New York, NY - May 12, 2008 - Hyde Park Acquisition Corp. (OTCBB: HYDQ; HYDQW; HYDQU) (“Hyde Park”) announced that on Friday, May 9, 2008, it filed a preliminary proxy with the Securities and Exchange Commission in connection with its proposed merger with privately-held Essex Crane Rental Corp (“Essex”). Essex owns the largest specialized fleet of lattice-boom crawler cranes and attachments in North America.

Stockholders are advised to read Hyde Park’s preliminary proxy statement/prospectus and, when available, definitive proxy statement/prospectus in connection with the solicitation of proxies for the special meeting because these statements will contain important information. The definitive proxy statement/prospectus will be mailed to stockholders as of a record date to be established for voting on the merger. Stockholders will also be able to obtain a copy of the proxy statement/prospectus, without charge, by directing a request to: Hyde Park Acquisition Corp., 461 Fifth Avenue, 25th Floor, New York, NY 10017. The preliminary proxy statement/prospectus and definitive proxy statement/prospectus, once available, can also be obtained, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov).

About Hyde Park Acquisition Corp.
Hyde Park Acquisition Corp. was incorporated in Delaware on August 21, 2006 as a blank check company whose objective is to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Hyde Park’s initial public offering was declared effective March 5, 2007 and was consummated on March 13, 2007, resulting in net proceeds of $99.7 million through the sale of 11.25 million units at $8.00 per unit. Each unit was comprised of one share of Hyde Park common stock and one warrant with an exercise price of $5.00. As of January 31, 2008, Hyde Park held $101.1 million in a trust account maintained by an independent trustee, which will be released upon the consummation of the business combination.

This press release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of Hyde Park and Essex and their respective management teams. These statements may be identified by the use of words like “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “will”, “should”, “seek” and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Hyde Park’s and Essex’s expectations include, without limitation, the failure of Hyde Park’s stockholders to approve transaction with Essex, the number and percentage of Hyde Park’s stockholders voting against the transaction with Essex and electing to exercise their redemption rights, changing interpretations of generally accepted accounting principles, costs associated with continued compliance with government regulations, legislation and the regulatory environment, the continued ability of Essex to successfully execute its business plan, demand for the products and services Essex provides, general economic conditions, geopolitical events and regulatory changes, as well has other relevant risks detailed in Hyde Park’s filings with the Securities and Exchange Commission (the “SEC”). Hyde Park and Essex undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

This communication shall not constitute an offer to sell or a solicitation of an offer to buy any securities. Furthermore, this communication is not a solicitation of proxies from the holders of Hyde Park’s common stock. Any solicitation of proxies will be made only by Hyde Park’s definitive proxy statement that will be mailed to all stockholders of record when available.

CONTACT:	-OR-	INVESTOR RELATIONS:
Hyde Park Acquisition Corp.		The Equity Group Inc.
Laurence S. Levy		Melissa Dixon
Chairman & CEO		Senior Account Executive
(212) 644-3450 / lsl@hphllc.com		(212) 836-9613 / mdixon@equityny.com
Devin Sullivan
Senior Vice President
(212) 836-9608 / dsullivan@equityny.com